Exhibit 10.3

EXECUTION VERSION

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT, dated as of December 30, 2011, is entered into by and between NATIONAL BEEF PACKING COMPANY, LLC, a Delaware limited liability company (“National Beef”), and U.S. PREMIUM BEEF, LLC, a Delaware limited liability company (the “Pledgor”).

RECITALS:

WHEREAS, Leucadia National Corporation (“Leucadia”), National Beef, Pledgor and the other Sellers named therein and TMK Holdings, LLC have entered into a Membership Interest Purchase Agreement dated as of December 5, 2011 (the “Purchase Agreement”), pursuant to which Leucadia will, among other things, purchase a portion of Pledgor’s (and the other Sellers’) respective membership interests in National Beef;

WHEREAS, Pledgor and National Beef are parties to that certain Cattle Purchase and Sale Agreement dated December 30, 2011 (as such agreement may be amended, modified, supplemented, extended, or restated from time to time, the “Cattle Agreement”); and

WHEREAS, as an inducement to National Beef to enter into the Cattle Agreement and as security for its obligations thereunder, Pledgor desires to grant to National Beef a perfected security interest in and to the Collateral (as defined herein), subject only to the prior first priority security interest held on the date hereof by CoBank, ACB, a federally chartered instrumentality of the United States (“CoBank”), pursuant to the terms of (a) the Pledge Agreement, dated as of July 26, 2011, by and between Pledgor and CoBank (as such agreement is in effect on the date hereof (including giving effect to the Consent and First Amendment to Pledge Agreement dated as of the date hereof (the “Consent and First Amendment”)), subject to any amendment, modification, supplement, extension or restatement as permitted by Section 3(b)(vi) hereof or unless otherwise consented to in writing by National Beef, the “CoBank Pledge Agreement”), entered into pursuant to the CoBank Loan Agreement (as defined herein) and (b) the Security Agreement, dated as of July 26, 2011, by and between Pledgor and CoBank (as such agreement is in effect on the date hereof (including giving effect to the Consent and First Amendment), subject to any amendment, modification, supplement, extension or restatement as permitted by Section 3(b)(vi) hereof or unless otherwise consented to in writing by National Beef, the “CoBank Security Agreement”; together with the CoBank Pledge Agreement, the “CoBank Security Documents”), entered into pursuant to the CoBank Loan Agreement (as defined herein).

NOW THEREFORE, for and in consideration of entering into the Cattle Agreement and to secure the obligations of Pledgor to pay damages to National Beef thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Definitions and Interpretation of Agreement. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings indicated for purposes of this Agreement (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“Agreement” means this Pledge Agreement, as it may be amended, modified, supplemented, extended or restated from time to time.

“CoBank Loan Agreement” means, collectively, that certain Master Loan Agreement No. RI0992, dated July 26, 2011 (the “MLA”) and that certain Supplement No. RI0992T01 to the MLA, dated July 26, 2011, in each case, between Pledgor and CoBank, as each such agreement is in effect on the date hereof subject to any amendment, modification, supplement, extension or restatement as permitted by Section 3(b)(vi) hereof or as otherwise consented to in writing by National Beef.

“CoBank Loan Documents” means, collectively, the CoBank Loan Agreement and the CoBank Security Documents, and the other agreements or documents between Pledgor and CoBank entered into in connection with, or related to, each of the foregoing (in each case, as each such agreement is in effect on the date hereof subject to any amendment, modification, supplement, extension or restatement as permitted by Section 3(b)(vi) hereof or as otherwise consented to in writing by National Beef).

“Collateral” means the Membership Interests and, upon and during the continuance of a Default, all proceeds received by the Pledgor in respect of a transfer of or in exchange for such Membership Interests.

“Default” means the occurrence of any of the following:

(a)           an “Event of Default” as defined in the CoBank Loan Documents;

(b)           any representation or warranty made by Pledgor contained in this Agreement shall have been false or misleading in any material respect on or as of the date made or deemed made and, if susceptible to remedy, Pledgor shall have failed to remedy the effect of such incorrect or misleading representation or warranty within ten (10) days after notice from National Beef; provided that no such notice and cure period shall be required with respect to any such representation or warranty which was willfully incorrect or misleading when made;

(c)           any breach of any covenant made by Pledgor under this Agreement which has not been cured within ten (10) days after notice from National Beef; or

(d)           an event under which National Beef shall have the right to terminate, or shall have terminated, the Cattle Agreement pursuant to Section (7)(1) thereof, for which a breach by Pledgor has resulted in damages to National Beef, which National has demanded the damages to be paid by written notice to Pledgor and have become an obligation of Pledgor to National under the Cattle Agreement, and have been unpaid by Pledgor for at least (ten) 10 days.

“Membership Interests” shall mean (i) all right, title and interest of Pledgor, whether legal or equitable, now or hereafter existing, and howsoever evidenced or arising, in National Beef as a member thereof, including, without limitation, Units (as defined in the Operating Agreement) (the “National Beef Units”) and (ii) all right, title and interest of Pledgor, whether legal or equitable, now or hereafter existing, and howsoever evidenced or arising, in Pennsylvania LLC as a member thereof, including, without limitation, Units (as defined in the Pennsylvania LLC Operating Agreement) (the “Pennsylvania LLC Units”).

“National Beef Operating Agreement” shall mean that certain First Amended and Restated Limited Liability Company Agreement of National Beef dated as of December 30, 2011, as amended, modified, supplemented, extended or restated from time to time.

“Obligations” means the performance of all covenants, agreements, and provisions of Pledgor in this Agreement and damages incurred by National Beef as a result of a breach by Pledgor of the Cattle Agreement that are an obligation of Pledgor to National Beef under the Cattle Agreement.

“Operating Agreements” means the National Beef Operating Agreement and the Pennsylvania Operating Agreement.

“Pennsylvania LLC” means National Beef Pennsylvania, LLC, a Delaware limited liability company, a subsidiary of National Beef formed to hold all of National Beef’s and its subsidiaries’ tangible and intangible assets located in the Commonwealth of Pennsylvania, the membership interests of which will be distributed to the members of National Beef as contemplated by Schedule 1.2(d) of the Purchase Agreement.

“Pennsylvania LLC Operating Agreement” means the Amended and Restated Limited Liability Company Agreement of Pennsylvania LLC dated as of December 30, 2011, as amended, modified, supplemented, extended or restated from time to time.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect in the State of Delaware from time to time.

A Section is, unless otherwise stated, a reference to a section hereof, as the case may be. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement. The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar purport when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise defined therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other documents made or delivered pursuant hereto.

2.                                      Grant of Security Interest.  For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the payment and performance of all of the Obligations, Pledgor hereby grants to National Beef a lien on and a continuing security interest in the Collateral. The security interest granted to National Beef hereunder shall rank second in priority only to the security interest granted to CoBank under the CoBank Security Documents as in effect on the date hereof (subject only to any amendment, modification, supplement, extension or restatement as permitted by Section 3(b)(vi) hereof or as otherwise consented to in writing by National Beef) as security for the obligations of Pledgor under the CoBank Loan Agreement as in effect on the date hereof (subject only to any amendment, modification, supplement, extension or restatement as permitted by Section 3(b)(vi) hereof or as otherwise consented to in writing by National Beef).

3                                         Representations, Warranties and Covenants.

(a)                                  Pledgor represents and warrants to National Beef as of the date of this Agreement that: (i) National Beef has, or when this Agreement is delivered to National Beef will have, a valid perfected security interest in the Collateral free of all liens, claims and rights of third parties whatsoever other than the pledge under, and the lien and security interest created by, the CoBank Security Documents; (ii) all documentary, stamp or other similar taxes or fees owing in connection with the issuance, transfer and/or pledge of the Membership Interests have been paid and will hereafter be paid by Pledgor as such become due and payable; (iii) Pledgor is the lawful owner of the Collateral pledged by it hereunder free of all liens, claims and rights of third parties whatsoever other than the pledge under, and the lien and security interest created by, the CoBank Security Documents, with full right to deliver, pledge, assign and transfer such Collateral to National Beef hereunder; (iv) the Collateral represents all of Pledgor’s Membership Interests; (v) neither the respective members nor the respective managers of National Beef or Pennsylvania LLC have declared, nor do any of National Beef’s or Pennsylvania LLC’s respective governance agreements expressly provide, that any ownership interest in National Beef or Pennsylvania LLC, as applicable, is a “security” under Section 8-103(c) (or similar provision) of the Uniform Commercial Code of the state of its organization; (vi) all of the Membership Interests are uncertificated; (vii) other than the pledge under, and the lien and security interest created by, the CoBank Security Documents, the execution and delivery of this Agreement and the performance by Pledgor of its obligations hereunder do not and will not contravene or conflict with any provision of law or of any agreement binding upon or applicable to it or the Collateral and this Agreement is its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditors’ or secured creditors’ rights generally and subject to the qualification that general equitable principles may limit the availability of enforcement of certain remedies, including, without limitation, the remedy of specific performance; and (viii) except for the approvals or consents required under the Operating Agreements and subject to the provisions of the CoBank Security Documents, if National Beef exercises its rights under Section 6 hereof with respect to the Collateral, no approval or consent of any person or entity, including, without limitation, any other member of National Beef or Pennsylvania LLC, as applicable, is required for National Beef to exercise all rights granted by Pledgor to National under this Agreement with respect to the Collateral.

(b)                                 So long as the Obligations remain outstanding, Pledgor will, unless National Beef shall otherwise consent in writing: (i) at its sole expense, promptly deliver to National Beef, from time to time upon request of National Beef, such documents, reasonably satisfactory in form and substance to National Beef, with respect to the Collateral as National Beef may reasonably request, to preserve and protect, and to enable National Beef to enforce, its rights and remedies hereunder; (ii) notify National Beef and/or Pennsylvania LLC to note in the books and records of National Beef and/or Pennsylvania LLC, as applicable, the security interest granted to National Beef pursuant to this Agreement; (iii) not create or suffer to exist any lien, security interest or other charge, claim, right or encumbrance against, in or with respect to any of the Collateral except for (A) the pledge hereunder and the lien and security interest created hereby and (B) the pledge under, and the lien and security interest created by, the CoBank Security Documents; (iv) not enter into any agreement or permit to exist any restriction with respect to any of its right, title and interest in or to the Collateral other than pursuant hereto or the CoBank Security Documents; (v) not take or fail to take any action which would in any manner impair the enforceability of National Beef’s lien and security interest in any of the Collateral; and (vi) other than an extension of the term of the CoBank Loan Documents, not consent to any amendment, supplement, restatement, waiver or other modification of any of the terms or provisions of the Operating Agreements relating to the Collateral or CoBank Loan Documents, which in any case is contrary to the terms of this Agreement or any other CoBank Loan Document, could reasonably be expected to be adverse in any material respect to the rights, interests or privileges of National Beef or its ability to enforce the same, results in the imposition or expansion in any material respect of any restriction or burden on Pledgor or National Beef, reduces in any material respect any rights or benefits of Pledgor or National Beef or impairs the Collateral.

(c)                                  In the event that Pledgor fails or refuses to perform any of its obligations set forth herein, National Beef shall have the right, without obligation, to do all things it deems necessary or advisable to discharge the same and any sums paid by National Beef, or the cost thereof, including, without limitation, amounts to discharge and pay all amounts owed by Pledgor to CoBank under the CoBank Loan Documents and attorneys’ fees, shall constitute a part of the Obligations secured hereby and bear interest until paid at the interest rate equal to the prime lending rate as published in The Wall Street Journal plus 3%, and be secured by the Collateral; provided, however, that Pledgor acknowledges and agrees that nothing contained herein shall obligate National Beef or impose a duty upon National Beef to assume any duties or obligations of Pledgor with respect to any of the Collateral.

(d)                                 Subject to the rights of CoBank under the CoBank Security Documents, upon any certification of the Membership Interests, Pledgor shall hold such certificates as National Beef’s agent and in trust for National Beef as additional Collateral and shall pledge and deliver to National Beef such certificates, along with proper instruments of assignment duly executed by Pledgor and by such other instruments or documents as National Beef or its counsel may reasonably request.

4.                                      Certain Permitted Activities.

(a)                                  Subject to the rights of CoBank under the CoBank Loan Documents, National Beef may, from time to time, without notice to Pledgor, take any or all of the following actions: (i) retain or obtain a lien upon, or a security interest in, the Collateral to secure the Obligations; and (ii) during the continuance of a Default, resort to the Collateral (without any marshalling) for payment of any of the Obligations, whether or not National Beef (A) shall have resorted to any other property securing any of the Obligations or any obligation hereunder or (B) shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Obligations (all of the actions referred to in preceding clauses (A) and (B) being hereby expressly waived by Pledgor).

(b)                                 National Beef shall have no right to vote the Membership Interests or other Collateral or give consents, waivers or ratifications in respect thereof prior to the occurrence of a Default.  Subject to the rights of CoBank under the CoBank Security Documents, during the continuance of a Default, Pledgor shall have the right to vote any and all of the Membership Interests and other Collateral pledged by it hereunder and give consents, waivers and ratifications in respect thereof.

5.                                      Dividends, Distributions, etc.  National Beef shall have no right to distributions made on or in respect of the Collateral.

6.                                      Default

(a)                                  Subject to the rights of CoBank under the CoBank Security Documents, upon the occurrence of a Default, National Beef may redeem from Pledgor or sell so much of the Collateral as necessary to satisfy the Obligations (including, without limitation, any amounts necessary to satisfy Pledgor’s obligations under the CoBank Loan Documents), providing any such redemption or sale shall be after an appraisal of Fair Value of the Collateral as determined pursuant to Exhibit I hereto and the redemption or sale shall not be at a price less than the Fair Value.  No rights and remedies of National Beef expressed hereunder are intended to be exclusive of any other right or remedy under the Cattle Agreement, but every such right or remedy shall be cumulative and shall be in addition to all other rights and remedies herein conferred, or conferred upon National Beef under the Cattle Agreement or now or hereafter existing at law or in equity or by statute. No delay on the part of National Beef in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by National Beef of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action of National Beef permitted hereunder shall impair or affect the rights of National Beef in and to the Collateral.

(b)                                 (i) The Pledgor agrees that, in any sale of any of the Collateral when a Default shall have occurred and be continuing, subject to the rights of CoBank under the CoBank Security Documents, National Beef is authorized to comply with any limitation or restriction in connection with such sale as is necessary in order to avoid any violation of applicable law or the Operating Agreements (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall National Beef be liable nor accountable to Pledgor for any reasonable discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction, providing the sale price is at least Fair Value.

(ii)                                          Pledgor further agrees, after a Default shall have occurred and be continuing, and upon written request from National Beef, to (A) deliver to National Beef such information concerning Pledgor or the Collateral as National Beef shall reasonably request in connection with the sale of all or any portion of the Collateral, which information shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make such information not misleading, and (B) do or cause to be done all such other acts and things as may be necessary to make such sale of all or any portion of such Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental agencies or instrumentalities, domestic or foreign, having jurisdiction over any such sale.

Without limiting the foregoing paragraph, if National Beef decides to exercise its right to sell all or any of the Collateral, upon written request, Pledgor shall furnish or cause to be furnished to National Beef all such information as National Beef may request in order to qualify the Collateral as exempt securities, or the sale of such Collateral as exempt transactions, under federal and state securities laws.

Nothing herein shall be construed to be Pledgor’s consent to, or any obligation to undertake, a public offering of any pledged securities.

(c)                                  For the purpose of carrying out the terms of this Agreement, Pledgor appoints National Beef, or any other person whom National Beef may designate, as attorney in fact, effective from the occurrence and during the continuance of any Default hereunder, with power to take any and all actions and to execute any and all documents and instruments that may, in the judgment of National Beef, be necessary or desirable to accomplish the purposes of this Agreement, including but not limited to (i) the power to pay off all obligations of Pledgor under the CoBank Loan Documents and terminate the CoBank Loan Documents, and (ii) do any and all things necessary to carry out the purposes of this Agreement.  Pledgor ratifies and approves all acts of such attorney.  Neither National Beef nor any other person or entity designated by it as attorney hereunder will be liable for any act or omission nor for any error of judgment or mistake of facts or law.  This power, being coupled with an interest, is irrevocable until this Agreement is terminated as herein provided.

7.                                      Application of Proceeds. The proceeds of the Collateral redeemed or sold pursuant to the terms of Section 6 hereof shall be applied by National Beef as follows:

First: as required by the CoBank Loan Agreement; and

Second: to the Obligations in accordance with the Cattle Agreement and this Agreement.

8.                                      Nature of Obligations. Pledgor acknowledges and agrees that Pledgor shall be liable for the Obligations. Pledgor represents and warrants to National Beef at all times that the Cattle Agreement directly or indirectly confers a material benefit on Pledgor.

9.                                      No Marshalling. To the extent National Beef holds a security interest in other assets or interests of Pledgor, nothing contained herein shall require National Beef to proceed against any security interest in any of the assets or interests of Pledgor prior to enforcing its rights against the Collateral.

10.                               Indemnity. Pledgor shall indemnify, defend and hold harmless National Beef and its members (other than Pledgor), agents, officers, managers and employees, and every attorney appointed pursuant to this Agreement (a) in respect of all liabilities and reasonable expenses incurred by them in good faith in the execution or purported execution of any rights, powers or discretions vested in them pursuant to this Agreement, and (b) for any losses arising in connection with the exercise or purported exercise of any of their rights, powers and discretions hereunder except that National Beef will be liable for any liabilities, expenses and losses which arise as a result of its own willful misconduct or gross negligence.

11.                               Filing as a Financing Statement. National Beef shall be authorized to execute and file such UCC financing statements and other documents (in all public offices reasonably deemed necessary or appropriate by National Beef), and Pledgor shall do such other acts and things, all as National Beef may from time to time request, to establish and maintain a valid, perfected security interest in the Collateral to secure the payment of the Obligations.

12.                               Notices. All notices hereunder shall be deemed to be duly given upon delivery in the form and manner set forth in Section 11 of the Cattle Agreement to the parties at the addresses set forth in Section 11 of the Cattle Agreement, as the same may be updated as provided therein.

13.                               Amendments. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed and delivered by National Beef and Pledgor. Any waiver of any provision of this Agreement, and any consent to any departure by Pledgor from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.

14.                               Termination of Agreement. Pledgor agrees that its pledge hereunder is continuing and shall, unless sooner terminated by National Beef (notwithstanding, without limitation, that at any time or from time to time all Obligations may have been paid in full), terminate only when the Cattle Agreement terminates and the Obligations (including, without limitation, any and all extensions or renewals of any thereof, any and all interest on any thereof, and any and all expenses incurred by National Beef in seeking to collect any of the Obligations and to collect or enforce any rights under the Collateral) have been satisfied in full, at which time National Beef shall release any security interest in the Collateral as shall not have been sold or otherwise redeemed by National Beef pursuant to the terms hereof.  This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned by National Beef as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made.

15.                               Severability. Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

16.                               Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of Pledgor and National Beef and their respective successors and permitted assigns, except that (a) Pledgor shall not have the right to assign its rights or obligations under this Agreement and (b) any assignment by National Beef must be made in compliance with the Cattle Agreement.

17.                               CHOICE OF LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF DELAWARE.

18.                               WAIVER OF JURY TRIAL. PLEDGOR AND NATIONAL BEEF HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

19.                               CONSENT TO JURISDICTION. PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR DELAWARE STATE COURT SITTING IN THE STATE OF DELAWARE IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND PLEDGOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF NATIONAL BEEF TO BRING PROCEEDINGS AGAINST PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY PLEDGOR AGAINST NATIONAL BEEF OR ANY AFFILIATE OF NATIONAL BEEF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN THE STATE OF DELAWARE.

20.                               Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.  This Agreement shall be effective upon execution by Pledgor and National Beef.

21.                               Miscellaneous. Except as provided herein, Pledgor hereby expressly waives: (i) notice of the acceptance by National Beef of this Agreement and (ii) all diligence in defense, collection or protection of or realization upon this Pledge Agreement, any obligation hereunder, or any security for or guaranty of any of the foregoing.

(a)                                  No action of National Beef permitted hereunder shall in any way affect or impair the rights of National Beef and the obligations of Pledgor under this Agreement.  The Pledgor hereby acknowledges that, other than receiving CoBank’s written consent to create the lien and security interest for the benefit of National Beef hereunder, there are no conditions to the effectiveness of this Agreement that are not stated in this Agreement.

(b)                                 All obligations of Pledgor and rights of National Beef expressed in this Agreement shall be in addition to and not in limitation of those provided in applicable law or in any other written instrument or agreement relating to any of the Obligations.

(c)                                  Pledgor shall reimburse National Beef for all costs and expenses incurred by National Beef (including, without limitation, attorneys’ fees and disbursements) to:  (i) commence, defend or intervene in any court proceeding relating to the Collateral or this Agreement; (ii) file a petition, complaint, answer, motion or other pleadings, or to take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) relating to the Collateral, this Agreement or the CoBank Loan Documents; (iii) protect, collect, lease, sell, or liquidate any of the Collateral; (iv) attempt to enforce any security interest in any of the Collateral or to seek any advice with respect to such enforcement; and (v) enforce any of National Beef’s rights to collect any of the Obligations.

[REMAINDER OF PAGE LEFT BLANK]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

U.S. PREMIUM BEEF, LLC

By:	/s/ Steven D. Hunt
Name:	Steven D. Hunt
Title:	Chief Executive Officer

NATIONAL BEEF PACKING COMPANY, LLC

By:	/s/ Timothy M. Klein
Name:	Timothy M. Klein
Title:	Chief Executive Officer, President and Manager

[SIGNATURE PAGE TO PLEDGE AGREEMENT]

EXHIBIT I

Determination of Fair Value

The Fair Value of any Collateral to be sold or redeemed pursuant to Section 6 shall be determined as of the date of Default (the “Default Date”), which shall be determined by agreement between National Beef and the Pledgor, and shall be determined within twenty (20) business days after National Beef notifies Pledgor that it intends to sell or redeem the Collateral pursuant to Section 6 (the “Appraisal Notice”).  If National Beef and the Pledgor are unable to agree on the Fair Value of such Collateral as of the Default Date within such period, National Beef and Pledgor will each designate an appraiser to determine the Fair Value of such Collateral as of the Default Date, such appraisals to be delivered no later than forty-five (45) business days after the delivery of the Appraisal Notice.  If the lower of the two initial appraisals is equal to or greater than 90% of the higher of the two initial determinations, the Fair Value of such Collateral shall be the average of the two determinations.  If the lower of the two initial appraisals is less than 90% of the higher of the initial appraisals with respect to such Collateral, National Beef and the Pledgor shall attempt in good faith for a period of ten (10) business days following the later of the dates on which the two initial appraisals were delivered to determine a mutually acceptable Fair Value of such Collateral.  If an agreement is not reached during such period, National Beef and the Pledgor shall promptly (but in any event within five (5) business days after the completion of such ten business day period) direct the appraisers to designate a third appraiser to determine, within ten business days after such designation, which appraisal of the Fair Value of such Collateral by the initial two appraisers is the more accurate appraisal of Fair Value of such Collateral in the sole discretion of such third appraiser (who shall be limited to choosing one of the two initial determinations of Fair Value of such Collateral).  The determination of Fair Value by such third appraiser shall be final and binding on all parties.  Each party shall pay the cost of its initially appointed appraiser, and if a third appraiser is necessary, the appraisal costs of the third appraiser shall be shared equally by National Beef and the Pledgor.  The “Fair Value” shall be the fair market value of such Collateral, determined on the basis of the aggregate equity value of National Beef or Pennsylvania LLC, as applicable, valuing such Collateral as a proportionate interest in a going concern with reference to the relative economic rights and preferences of such Collateral as set forth in Article 5 of the applicable Operating Agreement, but without discount for marketability, lack of liquidity, minority status or otherwise.  In order to determine the aggregate equity value of National Beef or Pennsylvania LLC referred to in the preceding sentence after the Pennsylvania LLC Units have been distributed to the members of National Beef as contemplated by Schedule 1.2(d) of the Purchase Agreement, (i) the aggregate equity value of National Beef and Pennsylvania LLC shall be determined as if they were a single entity, (ii) the percentage of such aggregate equity value attributable to National Beef, on the one hand, and Pennsylvania LLC, on the other hand, shall be determined and (iii) all of such aggregate equity value shall be allocated between National Beef and Pennsylvania LLC in accordance with such percentages.  The Fair Value shall not take into account the value of National Beef, Pennsylvania LLC or the membership interests of any member of National Beef or Pennsylvania LLC, in each case, reflected on the books and records or financial statements of any such member of National Beef or Pennsylvania LLC.

EXECUTION VERSION

CONSENT AND FIRST AMENDMENT

TO PLEDGE AGREEMENT AND SECURITY AGREEMENT

This Consent and First Amendment to Pledge Agreement and Security Agreement (this “First Amendment”) is entered into this 30th day of December, 2011 (the “Effective Date”), by and between CoBank, ACB (“CoBank”), and U.S. Premium Beef, LLC, a Delaware limited liability company (“Pledgor”).  CoBank and Pledgor may be referred to in this First Amendment collectively as the “Parties” and individually as a “Party”.

RECITALS

A.                                   Pledgor and CoBank are parties to that certain Master Loan Agreement dated July 26, 2011 (the “Master Loan Agreement”), pursuant to which CoBank may, from time to time, make loans to Pledgor.  Each loan made by CoBank to Pledgor pursuant to the Master Loan Agreement is to be evidenced by a supplement to the Master Loan Agreement.  As of the Effective Date, CoBank has made one revolving term loan to Pledgor in the principal amount of $15,000,000, as evidenced by that certain Revolving Term Loan Supplement No. RI0992T01 dated July 26, 2011 (the “Supplement”).

B.                                     In connection with the Master Loan Agreement and Supplement, Pledgor and CoBank also executed (a) that certain Pledge Agreement dated July 26, 2011 (the “Pledge Agreement”), pursuant to which Pledgor pledged to CoBank all of Pledgor’s membership interests in National Beef Packing Company, LLC, a Delaware limited liability company (“National Beef”), as security for the Obligations defined in the Pledge Agreement and (b) that certain Security Agreement dated July 26, 2011 (the “Security Agreement”), pursuant to which Pledgor granted to CoBank a security interest in all of the personal property of Pledgor, including Pledgor’s membership interests in National Beef, as security for the Obligations defined in the Security Agreement.  Capitalized terms not otherwise defined in this First Amendment shall have the meanings given to them in the Pledge Agreement.

C.                                     Section 9 of the Master Loan Agreement prohibits Pledgor from, among other things, (1) selling any of its assets with an aggregate fair market value in excess of $200,000 in any calendar year, and (2) creating or permitting to exist any lien upon any of its property, in each case without CoBank’s prior written consent.

D.                                    Section 3(b) of the Pledge Agreement prohibits Pledgor from, among other things, (1) selling any of the Membership Interests, (2) creating or permitting to exist any lien on the Membership Interests, and (3) consenting to certain amendments or modifications of the Limited Liability Company Agreement of National Beef dated August 6, 2003 (the “National Beef Operating Agreement”), in each case without CoBank’s prior written consent.

E.                                      Section 3(J) of the Security Agreement prohibits Pledgor from, among other things, disposing of any Collateral (as defined in the Security Agreement), including the Membership Interests, without CoBank’s prior written consent.

F.                                      Pledgor intends to sell a portion of the Membership Interests to Leucadia National Corporation (the “Membership Interest Sale”).  As part of the Membership Interest Sale, it is contemplated that National Beef (i) will form National Beef Pennsylvania, LLC, a new Delaware limited liability company, to hold all of its tangible and intangible assets located in the State of Pennsylvania (“PA Newco”) and (ii) will distribute membership interests in PA Newco (the “PA Newco Membership Interests”) to its members following consummation of the Membership Interest Sale (the “PA Distribution”).  Also, as part of the Membership Interest Sale, Pledgor will grant a lien upon the Membership Interests and the PA Newco Membership Interests upon receipt thereof in favor of National Beef (the “National Beef Pledge”) and (i) the National Beef Operating Agreement will be amended and restated in full (x) simultaneously with consummation of the Membership Interests Sale and (y) thereafter to give effect to the PA Distribution and (ii) the limited liability company agreement of PA Newco (the “PA Newco Operating Agreement”) will be amended and restated in full.

G.                                     Pledgor has requested that CoBank (i) consent to the Membership Interest Sale and the PA Distribution, (ii) release its security interest in, and liens on, the Membership Interests being sold pursuant to the Membership Interest Sale, (iii) consent to the National Beef Pledge and (iv) consent to the amendments and restatements of the National Beef Operating Agreement and the PA Newco Operating Agreement.

H.                                    CoBank is willing to provide its consent upon the terms and conditions contained in this First Amendment.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.                                       Consent, Acknowledgment and Release.  Subject to the satisfaction of the other terms and conditions contained in this First Amendment, CoBank hereby consents to (a) the Membership Interest Sale, (b) the PA Distribution, (c) the National Beef Pledge, and (d) the amendments and restatements of the National Beef Operating Agreement and the PA Newco Operating Agreement.  CoBank hereby acknowledges the terms of the amended and restated National Beef Operating Agreement and the amended and restated PA Newco Operating Agreement, and releases the security interests granted pursuant to the Pledge Agreement and the Security Agreement in the Membership Interests being sold pursuant to the Membership Interest Sale.

2.                                       Amendments.

(a)                                  Schedule A.  Schedule A attached to the Pledge Agreement is hereby amended and restated in full and replaced with the Schedule A attached as Exhibit 1 to this First Amendment.

(b)                                 Recital.  The third Recital on the first page of the Pledge Agreement beginning, “WHEREAS, Pledgor is the legal and beneficial owner . . .” is hereby amended and restated in full to read as follows:

2

WHEREAS, Pledgor is the legal and beneficial owner of the units and percentage interest in National Beef Packing (as hereinafter defined) and NBP (as hereinafter defined) that are set forth on Schedule A attached hereto; and

(c)                                  Definitions.

(i)                                     National Beef.  The term “National Beef” contained in Section 1 of the Pledge Agreement is hereby amended and restated in full to read as follows:

“National Beef” shall mean, (i) prior to the consummation of the PA Distribution, National Beef Packing and (ii) from and after the consummation of the PA Distribution, collectively, National Beef Packing and NBP.

(ii)                                  NBP.  Section 1 of the Pledge Agreement is hereby further amended to add new definitions to read as follows:

“National Beef Packing” shall mean National Beef Packing Company, LLC, a Delaware limited liability company.

“NBP” shall mean National Beef Pennsylvania, LLC, a Delaware limited liability company.

(iii)                               Operating Agreement.  The term “Operating Agreement” contained in Section 1 of the Pledge Agreement is hereby amended and restated in full to read as follows:

“Operating Agreement” shall mean, (i) prior to the consummation of the PA Distribution, that certain National Beef Packing Company, LLC First Amended and Restated Limited Liability Company Agreement dated as of December 30, 2011, as amended, modified or restated from time to time and (ii) from and after the consummation of the PA Distribution, collectively (A) that certain National Beef Packing Company, LLC Second Amended and Restated Limited Liability Company Agreement dated as of December 30, 2011, and (B) that certain National Beef Pennsylvania, LLC Amended and Restated Limited Liability Company Agreement dated as of December 30, 2011, both as amended, modified or restated from time to time.

3.                                       Conditions Precedent.  Notwithstanding any provision contained in this First Amendment to the contrary, this First Amendment shall not be effective unless and until CoBank shall have received:

(a)                                  this First Amendment, duly executed by Pledgor, CoBank and the Chairman of the Board of Managers of National Beef;

(b)                                 a fully executed copy of the Pledge Agreement between Pledgor and National Beef creating the National Beef Pledge, which shall be in substantially the same form as the draft received by CoBank as of the Effective Date;

3

(c)                                  a fully executed copy of each of (i) the National Beef Packing Company, LLC First Amended and Restated Limited Liability Company Agreement, (ii) the National Beef Packing Company, LLC Second Amended and Restated Limited Liability Company Agreement and (iii) the National Beef Pennsylvania, LLC Amended and Restated Limited Liability Company Agreement, which, in each case, shall be in substantially the same form as the draft received by CoBank as of the Effective Date;

(d)                                 a fully executed Intercreditor Agreement (the “Intercreditor Agreement”) among CoBank, Pledgor and National Beef in form and substance satisfactory to CoBank in its discretion, addressing the priority of the liens created by the Pledge Agreement and the National Beef Pledge;

(e)                                  such other documents as CoBank may reasonably request by not less than five business days prior notice relating to the transactions addressed in this First Amendment, all in form and substance reasonably satisfactory to CoBank; and

(f)                                    an executed Resolution of the Board of Managers of National Beef in form and substance satisfactory to CoBank authorizing the execution of the Board of Managers Consent for National Beef attached to this First Amendment and the Intercreditor Agreement.

4.                                       Representations, Warranties and Agreements of Pledgor.  Pledgor hereby represents and warrants to CoBank and agrees that:

(a)                                  the execution, delivery and performance by Pledgor of this First Amendment are within the limited liability company powers of Pledgor, have been duly authorized by all necessary limited liability company action on the part of Pledgor and require no consent of, action by or in respect of, or filing, recording or registration with, any governmental or regulatory body, instrumentality, authority, agency or official or any other person or entity;

(b)                                 the execution, delivery and performance by Pledgor of this First Amendment do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, the terms of any of the organizational documents of Pledgor, any applicable law, rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory body, instrumentality, authority, agency or official or any agreement, document or instrument to which Pledgor is a party or by which Pledgor or any of its property or assets is bound or to which Pledgor or any of its property or assets is subject;

(c)                                  this First Amendment has been duly executed and delivered by Pledgor and constitutes the legal, valid and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms;

(d)                                 all of the representations and warranties made by Pledgor in the Master Loan Agreement, Supplement and any other document executed in connection with the same are true and correct in all material respects on and as of the Effective Date as if made on and as of the Effective Date;

(e)                                  as of the date of this First Amendment and after giving effect to this First Amendment, no Event of Default (as defined in the Master Loan Agreement) under or within the

4

meaning of the Master Loan Agreement has occurred and is continuing, and no event has occurred which, with the passage of time, the giving of notice or both, would constitute and Event of Default;

(f)                                    none of Pledgor’s organizational or governing documents have been revised or amended since the execution of the Master Loan Agreement, all resolutions, incumbency certificates and the like delivered to Pledgor in connection with the Master Loan Agreement remain in full force and effect, and Pledgor remains in good standing in the state of its organization;

(g)                                 promptly after the PA Distribution is consummated, Pledgor shall provide CoBank with (1) an executed Resolution of the Board of Managers of PA Newco in form and substance satisfactory to CoBank authorizing the execution of the Board of Managers Consent for PA Newco attached to this First Amendment, and (2) the executed Board of Managers Consent for PA Newco attached to this First Amendment; and

(h)                                 for the avoidance of doubt, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the payment and performance of all of the Obligations, Pledgor, from and after the consummation of the PA Distribution, hereby grants to CoBank a continuing security interest in all of Pledgor’s interest in that portion of the Collateral consisting of Membership Interests in PA Newco.

5.                                       Inconsistencies.  In the event of any inconsistency or conflict between this First Amendment and the Pledge Agreement, the terms, provisions and conditions contained in this First Amendment shall govern and control.

6.                                       Counterparts.  This First Amendment may be executed by the Parties in any number of counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. Receipt of an executed signature page to this First Amendment by facsimile, pdf or other electronic transmission shall constitute effective delivery thereof, provided that Pledgor shall promptly thereafter deliver an original of this First Amendment to CoBank.

7.                                       Pledge Agreement as Amended.  All references in the Pledge Agreement to “this Agreement” and any other references similar references shall hereafter mean the Pledge Agreement as amended by this First Amendment and as the same may from time to time be further amended, modified, extended, renewed or restated.  All references in the Master Loan Agreement and any other document executed in connection therewith to the Pledge Agreement shall hereafter mean the Pledge Agreement as amended by this First Amendment and as the same may from time to time be further amended, modified, extended, renewed or restated.  Except to the extent specifically amended by this First Amendment, all of the terms, provisions, conditions, covenants, representations and warranties contained in the Pledge Agreement shall be and remain in full force and effect and the same are hereby ratified and confirmed by the Parties.

8.                                       Authority.  CoBank represents and confirms that it is authorized under the Master Loan Agreement, the Pledge Agreement and the Security Agreement to enter into this First Amendment and release the security interests granted pursuant to the Pledge Agreement and the

5

Security Agreement in the Membership Interests being sold pursuant to the Membership Interest Sale.

[Signatures on Following Page]

6

IN WITNESS WHEREOF, the Parties have executed this Consent and First Amendment to Pledge Agreement and Security Agreement as of the Effective Date.

U.S. PREMIUM BEEF, LLC,
a Delaware limited liability company

By:	/s/ Steven D. Hunt
Name:	Steven D. Hunt
Title:	Chief Executive Officer

COBANK, ACB

By:	/s/ Hal Nelson
Name:	Hal Nelson
Title:	Vice President

[Board of Managers Consents on Following Pages]

[SIGNATURE PAGE TO CONSENT AND FIRST AMENDMENT TO PLEDGE AGREEMENT AND SECURITY AGREEMENT]

BOARD OF MANAGERS CONSENT

OF

NATIONAL BEEF PACKING COMPANY, LLC

The undersigned, on behalf of the Board of Managers (as defined in the National Beef Operating Agreement) of National Beef Packing, hereby consents to the above First Amendment and reaffirms the Board of Managers’ prior consent attached to the Pledge Agreement, which consent remains in full force and effect.

In addition, the undersigned, on behalf of the Board of Managers, acknowledges that CoBank, or any purchaser of the Collateral, may become the owner of the Collateral if CoBank exercises its rights and remedies under the Pledge Agreement, and that the Applicable Holding Period (as defined in the National Beef Packing Company, LLC First Amended and Restated Limited Liability Company Agreement or the National Beef Packing Company, LLC Second Amended and Restated Limited Liability Company Agreement, as applicable) shall not apply to CoBank or any purchaser of the Collateral in such instance.

IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered to be effective as of the Effective Date.

By:	/s/ Steven D. Hunt
Name: Steven D. Hunt
Title: Chairman of the Board of Managers

BOARD OF MANAGERS CONSENT

OF

NATIONAL BEEF PENNSYLVANIA, LLC

The undersigned, on behalf of the Board of Managers (as defined in the PA Newco Operating Agreement) of National Beef Pennsylvania, LLC, a Delaware limited liability company (“PA Newco”), hereby acknowledges the Consent and First Amendment to Pledge Agreement and Security Agreement (this “First Amendment”) dated December 30, 2011, by and between CoBank, ACB (“CoBank”), and U.S. Premium Beef, LLC, a Delaware limited liability company (“Pledgor”), consents to the pledge of the Collateral by Pledgor to CoBank pursuant to the Pledge Agreement and the First Amendment, and shall cause PA Newco to duly make a notation in its books and records that the Collateral has been pledged to CoBank and that CoBank has a first priority security interest therein.  Capitalized terms not otherwise defined herein shall have the meanings given to them in the First Amendment.

In addition, the undersigned, on behalf of the Board of Managers, agrees to cause PA Newco to comply exclusively with instructions originated by CoBank in accordance with the Loan Documents and Pledge Agreement, as amended by the First Amendment, with respect to the Collateral without further consent of the Pledgor.  The undersigned, on behalf of the Board of Managers, acknowledges that CoBank, or any purchaser of the Collateral, may become the owner of the Collateral if CoBank exercises its rights and remedies under the Pledge Agreement, and that the Applicable Holding Period (as defined in the National Beef Pennsylvania, LLC Amended and Restated Limited Liability Company Agreement) shall not apply to CoBank or any purchaser of the Collateral in such instance.

IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered to be effective as of [Insert Date PA Distribution is Consummated].

By:
Name:
Title: Member of the Board of Managers

Exhibit 1

SCHEDULE A TO

PLEDGE AGREEMENT

Name of Pledgor	Units in National Beef		Percentage Interest in National Beef
U.S. Premium Beef, LLC	1,507.29	*	15.0729%

*Also includes any units of PA Newco distributed to Pledgor in connection with the PA Distribution.